Exhibit 23.1

PricewaterhouseCoopers LLP
Suite 2900
1201 Louisiana St.
Houston TX 77002-5678
Telephone (713) 356 4000
Facsimile (713) 356 4717
www.pwc.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 14, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Cornell Companies’ Annual Report on Form 10-K for the year ended December 31, 2007.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PriceWaterhouseCoopers

Houston, Texas

September 3, 2008